SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the "**Agreement**") is made as of August 7, 2020 by and among **BROOKMOUNT EXPLORATIONS, INC.**, a Nevada corporation, and **SL HOLDINGS GROUP LIMITED,** a BVI company (collectively "the "**Company**"), and **LEONITE CAPITAL LLC**, a Delaware limited liability company (the "**Purchaser**").

RECITAL

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "**Securities Act**"), and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the "**SEC**") under the Securities Act;

B. The Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, upon the terms and conditions set forth in this Agreement, a Senior Secured Convertible Promissory Note of the Company, in the aggregate principal amount of up to five hundred sixty-eight thousand one hundred eighty-one and 82/100 Dollars ($568,181.82) or so much as has been advanced in one or more tranches (the "**Principal Amount**,") and together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, in the form attached hereto as Exhibit A (the "**Note"**), upon the terms and subject to the limitations and conditions set forth in such Note;

C. The Note carries an original issue discount of sixty-eight thousand one hundred eighty-one and 82/100 Dollars ($68,181.82) (the "**OID**"), to cover the Purchaser's accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. Thus, the purchase price of this Note shall be five hundred thousand Dollars ($500,000), computed by subtracting the OID from the Principal Amount.

D. Company wishes to issue to the Purchaser, as additional consideration for the purchase of the Note, (i) a warrant in the form attached hereto as Exhibit B to purchase five million (50,000) shares of the Company's common stock at an exercise price of $1.00 per share (the "**Warrant**"); and (ii) sixty thousand (60,000) shares of the Company's common stock , half of which shall be issued to Purchaser upon Closing (defined below) and half of which shall be issued when the total amount advanced by Purchaser to Borrower pursuant to the Note reaches two hundred fifty thousand Dollars ($250,000) (**"Equity Interest"**), both as further provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

1. **AMOUNT AND TERMS OF THE NOTE**

1.1 **Purchase of the Note**. Subject to the terms of this Agreement, for consideration of up to five hundred thousand Dollars ($500,000) in cash (the "**Consideration**") to be paid in one or more tranches (each, a "**Tranche**") with the first Tranche in the amount of fifty thousand Dollars ($50,000.00) paid on the Issue Date (as defined in the Note), and the remainder at Purchaser's sole discretion, the Purchaser agrees to subscribe for and purchase from the Company on the Closing Date (as hereinafter defined), and the Company agrees to issue and sell to the Purchaser, the Note. The OID shall be earned upon each Tranche on a pro-rata basis. (For example: Upon the issuance of the first Tranche, six thousand eight hundred eighteen and 18/100 Dollars ($6,818.18) shall be added to the outstanding principal amount of the Note and the total amount owed shall be fifty six thousand eight hundred eighteen and 18/100 Dollars ($56,818.18).

1.2 **Form of Payment**. At the Closing (as hereinafter defined), the Purchaser shall pay the Consideration as set forth in section 1.1 above.

2. **CLOSING AND DELIVERY**

2.1 **Closing Date**. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the "**Closing Date**") shall be 4:00 PM, Eastern Time on the date first written above, or such other mutually agreed upon time.

2.2 **Closing**. The closing of the transactions contemplated by this Agreement (the "**Closing**") shall occur on the Closing Date at such location as may be agreed to by the parties (including via exchange of electronic signatures).

2.3 **Delivery**. At the Closing, or as promptly as commercially reasonable thereafter, in addition to the delivery by the Purchaser of the Consideration and the delivery by the Company to the Purchaser of the Note, Company shall issue and deliver to the Purchaser the Warrant and the Equity Interest.

3. **REPRESENTATIONS AND WARRANTIES OF THE COMPANY**

Except as set forth in the corresponding section of the Disclosure Schedule delivered to the Purchaser concurrently herewith and attached hereto as Schedule I (the "**Disclosure Schedule**") or as disclosed in the Disclosure Materials (as defined below), the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Purchaser:

3.1 **Organization, Good Standing and Qualification**. The Company and each of its Subsidiaries (as defined below) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature

of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Subscription Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform in any material respect on a timely basis its obligations under any Subscription Document (any of (i), (ii) or (iii), a "**Material Adverse Effect**").

3.2 **Corporate Power**. The Company has all requisite corporate power to execute and deliver this Agreement, to issue the Note and the Equity Interest, and to enter into the security and pledge agreement of even date herewith (the "**Security and Pledge Agreement**") in the form of Exhibit C and the other instruments, documents and agreements being entered into at the Closing (each a "**Subscription Document**" and collectively, the "**Subscription Documents**") and to carry out and perform its obligations under the terms of the Subscription Documents.

3.3 **Subsidiaries and Affiliates**. Section 3.3 of the Disclosure Schedule sets forth a true and correct description of all of the Company's Subsidiaries and Affiliates and the capitalization (including options, warrants and other such equity), pro forma as of the date hereof reflecting all pending acquisitions. For purposes of this Agreement, the term "**Subsidiary**" means, with respect to the Company, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Affiliates and the term "**Affiliate**" means, as to any person (the "**Subject Person**"), any other person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the Subject Person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, through representation on such person's board of directors or other management committee or group, by contract or otherwise. All references contained herein to the terms Subsidiary or Affiliate, shall be applicable to all Subsidiaries and Affiliates whether they existed as of the date hereof or were created, acquired, or otherwise came to be included in the foregoing terms subsequent to the date hereof.

3.4 **Authorization**. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization of the Subscription Documents and the execution, delivery and performance of all obligations of the Company under the Subscription Documents, including the issuance and delivery of the Note, the Equity Interest, and the reservation of the equity securities issuable upon conversion of the Note and upon exercise of the Warrant (collectively, the "**Underlying Securities**") has been taken or will be taken prior to the issuance of such Underlying Securities. The Subscription Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The

Underlying Securities, when issued in compliance with the provisions of the Subscription Documents, will be, validly issued, fully paid and non-assessable and free of any liens, encumbrances, security interests or other adverse claim (a "**Lien**") and issued in compliance with all applicable federal and securities laws.

3.5 Governmental Consents. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Subscription Documents, other than (a) applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 4 hereof, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Note and the Warrant, (ii) the issuance of the Equity Interest, (iii) the issuance of the Underlying Securities upon due conversion of the Note and due exercise of the Warrant, and (iv) the other transactions contemplated by the Subscription Documents from the provisions of any preemptive rights, stockholder rights plan or other "poison pill" arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company's Articles of Incorporation or Bylaws, or other organizational documentation, as the case may be, that is or could reasonably be expected to become applicable to the Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of the Note, the Equity Interest, the Warrant, and the Underlying Securities (collectively, the "**Securities**") and the ownership, disposition or voting of the Securities by the Purchaser or the exercise of any right granted to the Purchaser pursuant to this Agreement or the other Subscription Documents.

3.6 Compliance with Laws. Neither Company nor any Subsidiary is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of Company and its Subsidiaries.

3.7 Compliance with Other Instruments. Neither Company nor any of its Subsidiaries is in violation or default of any term of its organizational documents, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a Material Adverse Effect on the Company. Except as set forth in Section 3.7 of the Disclosure Schedule, the execution, delivery and performance of the Subscription Documents, and the consummation of the transactions contemplated by the Subscription Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any Lien upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of its

Subsidiaries, its business or operations or any of its assets or properties. The sale of the Note, the issuance of the Warrant and the subsequent issuance of the Underlying Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.8 **Offering**. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws. No "bad actor" disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a "**Disqualification Event**") is applicable to the Company or, to the Company's knowledge, any person listed in the first paragraph of Rule 506(d)(1) of the Securities Act, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

3.9 **Capitalization**. Company has authorized shares as set forth in Section 3.9 of the Disclosure Schedule. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable securities laws. Except for the Equity Interests, the Warrant and the Underlying Securities or as otherwise listed in Section 3.9 of the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of common stock, or securities or rights convertible or exchangeable into shares of common stock. There are no price based anti-dilution or price adjustment provisions contained in any security issued by Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities will not obligate Company to issue shares of common stock or other securities to any person (other than the Purchaser) and will not result in a right of any holder of Company's securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as set forth in Section 3.9 of the Disclosure Schedule, Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

3.10 **OTC Markets Reports; Financial Statements**. Except as set forth in Section 3.10 of the Disclosure Schedule, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with OTC Markets Group, Inc. in order to achieve and maintain the "Pink – Current" designation for the quotation of its common stock for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "**Company OTC Documents**" and together with the Disclosure Schedule to this Agreement, the "**Disclosure Materials**"). As of its respective filing date, each Company OTC Document (unless revised or superseded by a later-filed Company OTC Document) complied in all material respects with the published guidelines and requirements of OTC Markets Group, Inc., and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The

consolidated financial statements of the Company included in the Company OTC Documents comply as to form in all material respects with applicable accounting requirements and the published guidelines and requirements of OTC Markets Group, Inc. with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), and fairly present the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods shown.

3.11 **Material Changes.** Since the date of the latest financial statements, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, if any, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock-based plans or agreements.

3.12 **Litigation**. Except as set forth in Section 3.12 of the Disclosure Schedule, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "**Action**") which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Subscription Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by governmental authority involving the Company or any current or former director or officer of the Company.

3.13 **Labor Relations**. Neither Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations. Neither Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees' health, safety, welfare, wages and hours. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

3.14 **Regulatory Permits**. Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect

("**Material Permits**"), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.15 Title to Assets. Except as set forth in Section 3.15 of the Disclosure Schedule, Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which Company and the Subsidiaries are in compliance.

3.16 Taxes.

(a) Except as otherwise itemized in Section 3.16 of the Disclosure Schedule, Company and its Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect; all such filed tax returns are accurate in all material respects; the Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have a Material Adverse Effect; there are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid; the reserves for taxes, if any, reflected in the financial statements are adequate, and there are no Liens for taxes on any property or assets of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable); there have been no audits or examinations of any tax returns by any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal (a "**Governmental Body**"), and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated; no claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction; to the knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns; and there are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

(b) Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

(c) The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011-4. The Company has not been a participant in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b).

(d) No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended (the "**Code**").

3.17 Patents and Trademarks. Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the "**Intellectual Property Rights**"). Neither Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person. All such Intellectual Property Rights are enforceable. Company and its Subsidiaries have taken reasonable steps to protect Company's and its Subsidiaries' rights in their Intellectual Property Rights and confidential information (the "**Confidential Information**"). Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of Company's or its Subsidiaries' Confidential Information to any third party.

3.18 Environmental Matters. Neither Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "**Environmental Laws**"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's knowledge, threatened investigation that might lead to such a claim.

3.19 Insurance. Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Company and the Subsidiaries are engaged. Neither Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.20 Transactions with Affiliates and Employees. Except as disclosed in the Company's financial statements or the Disclosure Materials, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property

to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of Company.

3.21 Brokers and Finders. No person will have, as a result of the transactions contemplated by the Subscription Documents, any valid right, interest or claim against or upon Company, any Subsidiary or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

3.22 Questionable Payments. Neither Company nor any of its Subsidiaries nor, to the Company's knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of Company or any Subsidiary, has on behalf of Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.23 Solvency. The Company has not (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

3.24 Foreign Corrupt Practices Act. None of Company or any of its Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly: (a) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Company or any of its Subsidiaries (or made by any person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any legal requirement, or (d) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to Company or any of its Subsidiaries.

3.25 Disclosures. Neither the Company nor any person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby.

The written materials delivered to the Purchaser in connection with the transactions contemplated by the Subscription Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.26 **Transfer Agent.** Company represents and warrants that it will not replace its transfer agents without Purchaser's permission so long as the Note is outstanding. Company acknowledges that this is extremely material to the Note and the investment is made based on the assumption that this will not happen.

3.27 **Shell Company Status**. Set forth in Schedule 3.27 of the Disclosure Schedule is the Company's representation as to its "Shell Company" status under Rule 144.

3.28 The Company agrees and acknowledges that so long as any obligations of the Company under any of the Subscription Documents shall exist, it shall be obligated to provide Notice to the Purchaser in the event of a material change to any representation or disclosure in any of the Subscription Documents, including but not limited to, the disclosures on the Disclosure Schedule, and failure to provide such notice shall be a breach of this Agreement and an Event of Default under Section 4.3 of the Note.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1 **Purchase for Own Account**. The Purchaser represents that it is acquiring the Note for its own account.

4.2 **Information and Sophistication**. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, the Purchaser hereby: (a) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Note, (b) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (c) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 **Ability to Bear Economic Risk**. The Purchaser acknowledges that investment in the Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of its investment.

4.4 **Accredited Investor Status**. The Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Act.

4.5 **Existence; Authorization**. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, having full power and authority to own its properties and to carry on its business as conducted. The principal place of business of the Purchaser is as shown on the Accredited Investor

Questionnaire. The Purchaser has the requisite power and authority to deliver this Agreement, perform its obligations set forth herein, and consummate the transactions contemplated hereby. The Purchaser has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

4.6 No Regulatory Approval. The Purchaser understands that no state or federal authority has scrutinized this Agreement or the Note offered pursuant hereto, has made any finding or determination relating to the fairness for investment in the Note, or has recommended or endorsed the Note, and that the Note has not been registered or qualified under the Act or any state securities laws, in reliance upon exemptions from registration thereunder. The Note may not, in whole or in part, be resold, transferred, assigned or otherwise disposed of unless it is registered under the Act or an exemption from registration is available, and unless the proposed disposition is in compliance with the restrictions on transferability under federal and state securities laws.

4.7 Purchaser Received Independent Advice. The Purchaser confirms that the Purchaser has been advised to consult with the Purchaser's independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing in the Company. The Purchaser acknowledges that Purchaser understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Purchaser acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Purchaser by reason of the subscription.

4.8 Legends. The Purchaser understands that until such time as the Note, Warrant, and, upon the conversion of the Note and the exercise of the Warrant in accordance with its respective terms, the Underlying Securities, have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop- transfer order may be placed against transfer of the certificates for such Securities):

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE PURCHASER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

5. Further Agreements; Post-Closing Covenants

5.1 Warrant. As consideration for entering into this Agreement, Company shall issue to the Purchaser a warrant for 5,000,000 shares of the authorized shares of the Company's common stock (the "**Warrant**") in the form attached hereto.

5.2 Use of Proceeds. Company shall use the proceeds of the first Tranche paid for the sale and issuance of the Note, solely general working capital purposes. Company further agrees to use the proceeds of any additional Tranches solely for acquisitions.

5.3 Equity Interest. Company shall issue the Equity Interest to Purchaser.

5.4 Form D; Blue Sky Laws. Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. Company shall take such action as Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the initial closing.

5.5 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under the Note. Notwithstanding any provision to the contrary contained in the Note, it is expressly agreed and provided that the total liability of the Company under the Note for payments which under New York law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "**Maximum Rate**"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under New York law in the nature of interest

that the Company may be obligated to pay under the Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by New York law and applicable to the Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Note, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser's election.

5.6 Registration Rights.

(a) Piggy-Back Registration. Company shall give the Purchaser at least 30 days' prior written notice of each filing by Company of a registration statement (other than a registration statement on Form S-4 or Form S-8 or on any successor forms thereto), with the SEC. If requested by the Purchaser in writing within 20 days after receipt of any such notice, Company shall, at Company's sole expense (other than the underwriting discounts, if any, payable in respect of the shares sold by the Purchaser), register or otherwise include all or, at Purchaser's option, any portion of the Underlying Securities and the Equity Interest, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Underlying Securities and the Equity Interest through the securities exchange, if any, on which the shares of common stock is being sold or on the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable.

(b) In the event of a registration pursuant to these provisions, Company shall use its reasonable best efforts to cause the Underlying Securities and the Equity Interest so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Purchaser may reasonably request; provided, however, that Company shall not be required to qualify to do business in any state by reason of this section in which it is not otherwise required to qualify to do business.

(c) Company shall keep effective any registration or qualification contemplated by this section and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Purchaser to complete the offer and sale of the Underlying Securities and the Equity Interest covered thereby.

(d) In the event of a registration pursuant to the provisions of this section, Company shall furnish to the Purchaser such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as the Purchaser may reasonably request to facilitate the disposition of the Underlying Securities and the Equity Interest included in such registration.

(e) Company shall notify the Purchaser within three (3) business days after such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(f) Company shall advise the Purchaser within three (3) business days after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding for that purpose and within three (3) business days take action using its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(g) Company shall within three (3) business days notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Purchaser prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Underlying Securities and the Equity Interest or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. The Purchaser shall suspend all sales of the Underlying Securities and the Equity Interest upon receipt of such notice from Company and shall not re-commence sales until they receive copies of any necessary amendment or supplement to such prospectus, which shall be delivered to the Purchaser within 30 days of the date of such notice from Company.

(h) The rights of the Purchaser under this Section 5.6 shall apply equally to the filing by Company of an offering statement on Form 1-A under Regulation A promulgated under the Act and, if Company files such an offering statement instead of a registration statement, all references to (A) registration statement shall be deemed to be references to offering statement, (B) prospectus shall be deemed to be references to offering circular, and (C) effective date of a registration statement shall be deemed to be references to qualification date of an offering statement. The Purchaser's rights under this Section 5.6 shall automatically terminate once the Purchaser has sold all of the Underlying Securities and the Equity Interest.

5.7 Legal Counsel Opinions.

(a) Upon the request of the Purchaser from to time to time, Company shall be responsible (at its cost) for promptly supplying to Company's transfer agent and the Purchaser a customary legal opinion letter of its counsel (the "**Legal Counsel Opinion**") to the effect that the resale of the Underlying Securities by the Purchaser or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Underlying Securities are not then registered under the 1933 Act for resale pursuant to an effective registration statement). Should Company's legal counsel fail for any reason to issue the Legal Counsel Opinion, the Purchaser may (at Company's cost) secure another legal counsel to issue the Legal Counsel Opinion, and

Company will instruct its transfer agent to accept such opinion. Company shall not impede the removal by its stock transfer agent of the restricted legend from any common stock certificate upon receipt by the transfer agent of a Rule 144 Opinion Letter. **COMPANY HEREBY AGREES THAT IT MAY NEVER TAKE THE POSITION THAT IT IS A "SHELL COMPANY" IN CONNECTION WITH ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE.**

5.8 **Listing**. Company will, so long as the Purchaser owns any of the Securities, maintain the listing and trading of its common stock on the OTC Pink or any equivalent exchange or electronic quotation system and will comply in all respects with Company's reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority, or FINRA, and such exchanges, as applicable, as well as with the SEC. A downgrade of the Company's stock quotation from "Pink – Current" market tier status on the OTC Markets that does not continue for a period of more than 30 days shall not be considered an Event of Default under this provision, so long as the Company's common stock remains quoted and eligible for trading and so long as such temporary downgrade does not negatively impact the ability of obtaining a 144 opinion on the Company's stock after its return to "Pink – Current" market tier status. Company shall promptly provide to the Purchaser copies of any notices it receives from OTC Markets Group and any other exchanges or electronic quotation systems on which the common stock is then traded regarding the continued eligibility of the common stock for listing on such exchanges and quotation systems.

5.9 **Information and Observer Rights**.

(a) As long as the Purchaser owns at least five percent (5%) of the Securities originally purchased hereunder, Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Company pursuant to the Exchange Act. As long as the Purchaser owns at least five percent (5%) of the Securities originally purchased hereunder, if Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and simultaneously make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144. Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. If Company fails to remain current in its reporting obligations or to provide currently publicly available information in accordance with Rule 144(c) and such failure extends for a period of more than fifteen Trading Days (the date which such fifteen Trading Day-period is exceeded, being referred to as "**Event Date**"), then in addition to any other rights the Purchaser may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the information failure is cured, Company shall pay to the Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1%) of purchase price paid for the Securities held by the Purchaser at the Event Date. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an information failure (except in the case of the first Event Date).

(b) As long as the Purchaser owns at least five percent (5%) of the Securities, if the Purchaser notifies Company that it wishes to attend meetings of Company's Board of Directors, Company shall invite a designated representative of the Purchaser to attend all meetings of Company's Board of Directors in a nonvoting observer capacity and, in this respect, and subject to the Purchaser's having informed Company that it wishes to attend, Company shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between Company and its counsel or result in disclosure of trade secrets or a conflict of interest.

5.10 Confidentiality. The Purchaser agrees that the it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) the terms and conditions of this Agreement or any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of Company's intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5.10 by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company's confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Securities from the Purchaser, if such prospective purchaser agrees to be bound by the provisions of this Section 5.10; (iii) to any existing or prospective affiliate, partner, member, stockholder, or wholly owned subsidiary of the Purchaser in the ordinary course of business, provided that the_Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Purchaser notifies the Company within three (3) business days of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

5.11 Restrictions on Activities. Commencing as of the date first above written, and so long as the Company has an obligation under the Note, the Company shall not, directly or indirectly, without the Purchaser's prior written consent, which consent shall not be unreasonably withheld: (a) change the nature of its business; (b) sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business; (c) solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any variable rate debt transactions (i.e., transactions were the conversion or exercise price of the security issued by the Company varies based on the market price of the common stock); (d) accept a Merchant-Cash-Advance in which it sells future receivables at a discount or any other factoring transactions, or similar financing instruments or financing transactions, whether a transaction similar to the one contemplated hereby or any other investment; or (e) Enter into a borrowing arrangement where the Company pays an effective APR greater than 20%.

5.12 Other Restrictions. Unless approved by the Purchaser, Company and each Subsidiary shall not enter into an agreement or amend an existing agreement to effect any sale of securities involving, or convert any securities previously issued under, a Variable Rate Transaction or a merchant cash advance transaction in which it sells future receivables at a discount, or a substantially similar transaction. The term "**Variable Rate Transaction**" means a transaction in which Company or any Subsidiary (i) issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of common stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of Company or the Subsidiary, as the case may be, or the market for the common stock, other than pursuant to a customary "weighted average" anti-dilution provisions, or (ii) enters into any agreement (including, without limitation, an "equity line of credit" or an "at-the-market offering") whereby Company or any Subsidiary may sell securities at a future determined price (other than standard and customary "preemptive" or "participation" rights). The Purchaser shall be entitled to obtain injunctive relief against Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

5.13 Sale of Assets; Issuance of Equity or Debt. Should Company sell any material assets, or issue any equity, debt, or other security, including the sale of any Subsidiary, the Purchaser shall have the right to be repaid on any outstanding amount owed under the Note with up to 100% of the proceeds of any such sale or offering.

5.14 Participation Rights. For a period of eighteen (18) months from the date hereof, in the event Company or any Subsidiary proposes to offer and sell its securities, whether in the form of debt, Equity Financing (defined below), or any other financing transaction (each a "**Future Offering**"), the Purchaser shall have the right, but not the obligation, to participate in the purchase of the securities being offered up to an amount equal to the Principal Amount (the "**Participation Right**"). For the avoidance of doubt, an "Equity Financing" shall mean Company's or its Subsidiary's sale of its common stock or any securities conferring the right to purchase Company's or Subsidiary's common stock or securities convertible into, or exchangeable for (with or without additional consideration), shares of the Company's or Subsidiary's common stock. In connection with each Participation Right, Company shall provide written notice to the Purchaser of the terms and conditions of the Future Financing at least ten business days prior to the anticipated first closing of such Future Financing (the "**FF Notice**"). If the Purchaser shall elect to exercise its Participation Right, it shall notify Company, in writing, of such election at least five business days prior to the anticipated closing date set forth in the FF Notice (the "**Participation Notice**"). In the event the Purchaser does not return a Participation Notice to Company within such five-business day period, the Participation Right granted hereunder shall terminate and be of no further force and effect; provided, however, that such Participation Right shall be reinstated if the anticipated closing referenced in the FF Notice does not occur prior to ten business days following the anticipated first closing date specified in such FF notice.

5.15 Right of First Refusal. If at any time while this Note is outstanding, the Company or any Subsidiary has a bona fide offer of capital or financing from any third party that the Company or Subsidiary intends to act upon, then the Company must first offer such opportunity

to the Purchaser to provide such capital or financing to the Company or Subsidiary on the same terms as each respective third party's terms. Should the Purchaser be unwilling or unable to provide such capital or financing to the Company within 10 Trading Days from Purchaser's receipt of written notice of the offer (the "**Offer Notice**") from the Company, then the Company or Subsidiary may obtain such capital or financing from that respective third party upon the exact same terms and conditions offered by the Company to the Purchaser, which transaction must be completed within 60 days after the date of the Offer Notice. If the Company does not receive the capital or financing from the respective 3rd party within 60 days after the date of the respective Offer Notice, then the Company must again offer the capital or financing opportunity to the Purchaser as described above, and the process detailed above shall be repeated. The Offer Notice must be sent via electronic mail to avi@leonitecap.com Cc: dberger@bergerlawpllc.com.

5.16 **Terms of Future Financings**. So long as any obligations of the Company under the Subscription Documents are outstanding, upon any issuance of (or announcement of intent to effect an issuance of) any security, or amendment to (or announcement of intent to effect an amendment to) any security that was originally issued before the Issue Date, by the Company or any Subsidiary, with any term that the Purchaser reasonably believes is more favorable to the holder of such security than, or with a term in favor of the holder of such security that the Purchaser reasonably believes was not similarly provided, to the Purchaser in the Subscription Documents, then (i) the Company shall notify the Purchaser of such additional or more favorable term within three (3) business days of the new issuance and/or amendment (as applicable) of the respective security, and (ii) such term, at Purchaser's option, shall become a part of the transaction documents with the Purchaser (regardless of whether the Company complied with the notification provision of this Section 5.16). The types of terms contained in another security that may be more favorable to the purchaser of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage. If Purchaser elects to have the term become a part of the transaction documents with the Purchaser, then the Company shall immediately deliver acknowledgment of such adjustment in form and substance reasonably satisfactory to the Purchaser (the "Acknowledgment") within three (3) business days of Company's receipt of request from Purchaser (the "Adjustment Deadline"), provided that Company's failure to timely provide the Acknowledgement shall not affect the automatic amendments contemplated hereby.

5.17 **Breach of Covenants**. The Company acknowledges and agrees that if the Company breaches any covenants set forth in this Section, in addition to any other remedies available to the Purchaser pursuant to this Agreement, it will be considered an Event of Default under Section 4.3 of the Note.

5.18 **Transfer Agent Instructions**. Company shall issue irrevocable instructions to Company's transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, upon issuance of the Equity Interest or exercise of the Warrant, in such amounts as specified from time to time by the Purchaser to Company in accordance with the terms thereof (the "**Irrevocable Transfer Agent Instructions**"). In the event that Company proposes to replace its transfer agent, Company shall provide, **prior** to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserved shares of common

stock in the Reserved Amount (as defined in the Note)) signed by the successor transfer agent to Company and Company. Prior to registration of the Underlying Securities under the Securities Act or the date on which the Underlying Securities may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 4.8 of this Agreement. Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5.18 will be given by Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for Securities to be issued to the Purchaser upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement; (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Securities issued to the Purchaser upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement and (iv) it will provide any required corporate resolutions and issuance approvals to its transfer agent within one (1) business day of each conversion of the Note. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement set forth in Section 5.6 hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If the Purchaser provides Company, at the cost of Company, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Purchaser provides reasonable assurances that the Securities can be sold pursuant to Rule 144, Company shall permit the transfer, and, in the case of the Securities, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Purchaser. Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, Company acknowledges that the remedy at law for a breach of its obligations under this Section 5.18 may be inadequate and agrees, in the event of a breach or threatened breach by Company of the provisions of this Section, that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

5.19 **Further Assurances**. The Purchaser agrees and covenants that at any time and from time to time it will execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require within three (3) business days of any such request in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

The obligation of the Company hereunder to issue and sell the Note to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Purchaser shall have executed this Agreement and delivered the same to the Company.

(b) The Purchaser shall have delivered the Consideration in accordance with Section 1.2 above.

(c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE

The obligation of the Purchaser hereunder to purchase the Note, on the Closing Date, is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(a) The Company shall have executed this Agreement and delivered the same to the Purchaser.

(b) The Company shall have delivered to the Purchaser the duly executed Note in such denominations as the Purchaser shall request and in accordance with Section 1.2 above.

(c) Company shall have delivered to the Purchaser the Warrant.

(d) Company shall have delivered executed Subscription Documents, or such other instruments as contemplated by this Agreement.

(e) Company shall have provided to Purchaser the necessary documents to enable Purchaser to perfect its first priority security in the shares and other equity interests owned by Company, contemporaneously with the date of this Agreement.

(f) The Company has provided the Purchaser with a current schedule of liabilities and the results of a current certified UCC lien search.

(g) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Purchaser, shall have been delivered to and acknowledged in writing by Company's Transfer Agent.

(h) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of Closing Date, as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(i) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(j) No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the Exchange Act reporting status of the Company or the failure of the Company to be timely in its Exchange Act reporting obligations.

(k) Company shall have delivered to the Purchaser (i) a certificate evidencing the formation and good standing of Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date; (ii) resolutions adopted by the Company's Board of Directors at a duly called meeting or by unanimous written consent authorizing this Agreement and all other documents, instruments and transactions contemplated hereby; and (iii) lien searches for Company dated within ten (10) days of the Closing Date and again as of the Closing Date.

8. MISCELLANEOUS

8.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles. Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Rockland County, New York for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process

and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.3 **Counterparts**. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.4 **Titles and Subtitles**. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5 **Notices**. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to the Purchaser at the addresses set forth on the signature page to this Agreement or at such other addresses as the Company or Purchaser may designate by 10 days' advance written notice to the other parties hereto.

8.6 **Modification; Waiver**. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company and the Purchaser. Any provision of the Note may be amended or waived by the written consent of the Company and the Purchaser.

8.7 **Expenses**. The Company and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein; provided, however, that the Purchaser may retain $8,000 of the Consideration to cover its expenses incurred in connection with this Agreement and the transactions contemplated hereby.

8.8 **Delays or Omissions**. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under the Subscription Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

8.9 **Entire Agreement**. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties,

covenants and agreements except as specifically set forth herein.

[*Signature page follows*]

IN WITNESS WHEREOF, the parties have executed this SECURITIES PURCHASE AGREEMENT as of the date first written above.

COMPANY:

BROOKMOUNT EXPLORATIONS, INC.

By: ______________________
Name: Nicholas Medway
Title: CFO

Address: 12121 Wilshire Blvd
Los Angeles, CA 90024

SL HOLDINGS GROUP LIMITED

By: ______________________
Name: Nicholas Medway
Title: Director

PURCHASER:

LEONITE CAPITAL LLC

By: ______________________
Name: Avi Geller
Title: Chief Investment Officer

Address: 1 Hillcrest Center Dr, Suite 232
Spring Valley, NY 110977

[Securities Purchase Agreement – Signature page]

SCHEDULE I
Disclosure Schedule

Section 3.3 Subsidiaries and Affiliates

SL Holdings Group Limited (100% owned subsidiary)

Consolidated Gold Holdings Australia Pty., Ltd. (operating affiliate; ownership held in trust for the Company)

Section 3.7 Compliance with Other Instruments

None.

Section 3.9 Capitalization

Capital Stock:

2,000,000,000 shares of common stock authorized
301,140,567 shares of common stock issued and outstanding as of May 31, 2020

Outstanding convertible notes (due February 14, 2021 under extension) totaling approximately $1,075,737.23

Section 3.10 SEC Reports; Financial Statements

None. Company is current in required periodic reports to OTC Markets.

Section 3.12 Litigation

None.

Section 3.15 Title to Assets

None.

Section 3.16 Taxes

None.

Section 3.27 Shell Company Status (check only one, and insert the relevant dates if applicable)

☒ The Company has never been a Shell Company as defined in in paragraph (i)(1)(i) of Rule 144.

☐ 1. As of ________________, the Company ceased to be a Shell Company as defined in paragraph (i)(1)(i) of Rule 144;

2. As of _________________, the Company became subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

3. On _________________, the Company filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144.

Section 7(f) Schedule of Liabilities and Lien Search Results (Please provide a Schedule of Liabilities below. Leonite will run the lien searches.)

Brookmount Explorations, Inc.

Unaudited Consolidated Balance Sheet
As at May 31, 2020 and November 30, 2019

	31 May 2020 $'000	30 November 2019 $'000
Assets		
Cash and cash equivalents	105	126
Inventory	590	252
Total current assets	695	378
Property, plant and equipment, net of accumulated depreciation and amortization	950	400
Investment in Talawaan Project	750	500
Land Usage rights	4,200	4,200
Receivable due from non affiliate	4,247	3,126
Total non-current assets	10,147	8,226
Total assets	10,842	8,604
Liabilities and Stockholders' Equity/(Deficit)		
Liabilities		
Accounts payables	53	-
Series A Convertible Promissory Notes	742	742
Income taxes payable	520	675
Total current liabilities	1,315	1,417
Unpaid capital commitments	244	244
Total non-current liabilities	244	244
Total liabilities	1,559	1,661
Equity		
Common stock		
Authorized: $0.001 par value, 2,000,000,000 shares authorized Issued and outstanding: 301,140,567	$208,957	$180,957
Additional paid in capital	3	-
Adjustments to equity to reflect retroactive application of reverse acquisition of accounting	(911)	(911)
Accumulated profits	9,982	7,673
Total stockholders' equity	9,283	6,943
Total liabilities and stockholders' equity	10,842	8,604

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

(SEE ATTACHED)

EXHIBIT B

FORM OF WARRANT

(SEE ATTACHED)

EXHIBIT C

FORM OF SECURITY AND PLEDGE AGREEMENT

(SEE ATTACHED)

THIS NOTE HAS BEEN ISSUED WITH "ORIGINAL ISSUE DISCOUNT" FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUER WILL MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, (3) THE YIELD TO MATURITY OF THE NOTE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS UPON RECEIVING A WRITTEN REQUEST FOR SUCH INFORMATION AT THE FOLLOWING ADDRESS: 12121 WILSHIRE BLVD. LOS ANGELES, CA 90025.

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND ACCEPTABLE BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $568,181.82 **Issue Date: August 7, 2020**
Purchase Price: $500,000
Original Issue Discount: $68,181.82

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

For value received, **BROOKMOUNT EXPLORATIONS, INC.**, a Nevada corporation, and **SL HOLDINGS GROUP LIMITED**, a BVI company (collectively referred to hereinafter as the "**Borrower**"), hereby promises to pay to the order of **LEONITE CAPITAL, LLC**, a Delaware limited liability company, or registered assigns (the "**Holder**") the principal sum of up to five hundred sixty-eight thousand one hundred eighty-one and 82/100 Dollars ($568,181.82) or so much as has been advanced in one or more tranches (the "**Principal Amount**"), together with interest on the Principal Amount, on the dates set forth below or upon acceleration or otherwise, as set forth herein (or as may be amended, extended, renewed and refinanced, collectively, this "**Note**"). The "**Interest Rate**" shall reset daily and accrue at a rate equal to greater of (i) the Prime Rate plus six percent (6%) per annum, and (ii) twelve percent (12%) per annum. The "**Prime Rate**" shall mean that variable rate of interest published from time to time by the Wall Street Journal as the prime rate of interest. In no event shall the Interest Rate exceed the maximum rate allowed by law; any interest payment which would for any reason be unlawful under applicable law shall be applied to principal.

The consideration to the Borrower for this Note is five hundred thousand Dollars ($500,000) (the "**Consideration**") to be paid in one or more tranches (each, a **"Tranche"**). The first Tranche shall consist of a payment by Holder to Borrower on the Issue Date of no less than fifty thousand Dollars ($50,000). The remainder of the Tranches shall be distributed at Holder's sole discretion. Holder shall retain eight thousand dollars ($8,000) from the first Tranche advanced to the Borrower to cover legal fees.

The maturity date ("**Maturity Date**") for each Tranche shall be at the end of the period that begins from the date each Tranche is advanced, and ends nine (9) months thereafter (such periods each referred to herein as a "**Tranche Term**"). The principal sum, as well as interest and other fees shall be due and payable in accordance with the payment terms set forth in Article I herein. Subject to Section 5.8 below, this Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein.

Any amount of principal, interest, other amounts due hereunder or penalties on this Note, which is not paid by the due date as specified herein, shall bear interest at the lesser of the rate of twenty four percent (24%) per annum or the maximum legal amount permitted by law, from the due date thereof until the same is paid ("**Default Interest**").

If any payment (other than a payment due at maturity or upon default) is not made on or before its due date, the Holder may at its discretion collect a delinquency charge equal to the greater of seventy-five Dollars ($75.00) or five (5%) percent of the unpaid amount. The unpaid balances on all obligations payable by Borrower and due to Holder pursuant to the terms of this Note, shall in addition to other remedies contained herein, bear interest after default or maturity at an annual rate equal to the Default Interest rate.

All payments of principal and interest due hereunder (to the extent not converted into Borrower's common stock (the "**Common Stock**") shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Holder or the legal holder or holders of the Note may from time to time appoint in a payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of Holder at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, then to any late charges, and then to principal. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, interest shall continue to accrue during such extension. As used in this Note, the term "**business day**" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note carries an original issue discount of sixty-eight thousand one hundred eighty-one and 82/100 Dollars ($68,181.82) (the "**OID**"), to cover the Holder's accounting fees, due

diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of this Note. Thus, the purchase price of this Note shall be $500,000, computed as follows: the Principal Amount minus the OID. The OID shall be earned upon each Tranche. (For example: upon the advance of the first Tranche, six thousand eight hundred eighteen and 18/100 Dollars ($6,818.18) shall be added to the principal amount of the outstanding Note in addition to the amount advanced, and the total amount owed, or the total principal amount, shall be fifty six thousand eight hundred eighteen and 18/100 Dollars ($56,818.18).

It is further acknowledged and agreed that the Principal Amount owed by Borrower under this Note shall be increased by the amount of all reasonable expenses incurred by the Holder in connection with the collection of amounts due, or enforcement of any terms pursuant to, this Note. All such expenses shall be deemed added to the Principal Amount hereunder to the extent such expenses are paid or incurred by the Holder.

This Note shall be a senior secured obligation of the Borrower, with first priority over all current and future Indebtedness (as defined below) of the Borrower and any subsidiaries, whether such subsidiaries exist on the Issue Date or are created or acquired thereafter (each a "**Subsidiary**" and collectively, the "**Subsidiaries**"). The obligations of the Borrower under this Note are secured pursuant to the terms of the security and pledge agreement (the "**Security and Pledge Agreement**") of even date herewith by and between the Borrower and the Holder, terms of which are incorporated by reference and made part of this Note. With respect to any Subsidiary created or acquired subsequent to the Issue Date, Borrower agrees to cause such Subsidiary to execute any documents or agreements that would bind the Subsidiary to the terms herein and in the Related Documents (defined below).

This Note is issued by the Borrower to the Holder pursuant to the terms of that certain Securities Purchase Agreement even date herewith (the "**Purchase Agreement**" and collectively with the Security and Pledge Agreement, the "**Related Documents**"), terms of which are incorporated by reference and made part of this Note. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Purchase Agreement. As used herein, the term "Trading Day" means any day that the Common Shares are listed for trading or quotation on the OTC, or any other exchanges or electronic quotation systems on which the Common Shares are then traded (as defined in the Purchase Agreement).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders or members, as applicable, of Borrower and will not impose personal liability upon the holder thereof.

The following additional terms shall also apply to this Note:

ARTICLE I. PAYMENTS

1.1 Principal Payments. The Principal Amount of each Tranche shall be due and payable in seven (7) equal monthly payments (each a "**Principal Payment**"), beginning at the end of three (3) months from the start of each Tranche Term. (For example, the first monthly Principal

Payment for the first Tranche shall be due and payable on the day that is three (3) months following the Issue Date and the remaining monthly Principal Payments shall be due at the end of each of the six (6) months thereafter with the final Principal Payment due and payable on the Maturity Date of the first Tranche. See Exhibit C, attached hereto, for a complete payment schedule for the first Tranche.) All monthly Principal Payments are due and payable on the same date of the calendar month as the Issue Date. Payment schedules for additional Tranche shall be provided upon distribution of such additional Tranches.

1.2 Interest Payments. Interest on this Note (i) is computed separately for each Tranche on a monthly basis (that is, for each month during each Tranche Term, by multiplying one twelfth (1/12th) of the Interest Rate by the principal amount of such Tranche); and (ii) is guaranteed for the full period of each Tranche Term, based on the total Principal Amount of each Tranche without regard to reduction of the Principal Amount resulting from, without limitation, Principal Payments, Conversion (as defined below), or prepayment by Borrower. Beginning on September 7, 2020, and on the same day of each and every calendar month thereafter throughout the term of this Note, Borrower shall make monthly payments of interest due under this Note to the Holder at the Interest Rate as set forth above (each, an "**Interest Payment**"); that is, if the interest rate in effect throughout the Tranche Term of the first Tranche is 12%, the Interest Payments would be in an amount equal to $568.18 per month.

1.3 All fees, penalties, and other charges, if any, due under this Note shall be payable pursuant to the terms contained herein, but in any case, shall be payable no later than the Maturity Date.

ARTICLE II. CONVERSION RIGHTS

2.1 Conversion Right. The Holder shall have the right at any time, at the Holder's option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of this Note into fully paid and non-assessable Common Shares of Borrower or other securities into which such Common Shares shall hereafter be changed or reclassified (each, a "**Conversion Share**") at the conversion price (the "**Conversion Price**") determined as provided herein (a "**Conversion**"); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of Common Shares beneficially owned by the Holder and its affiliates (other than Common Shares which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with the Holder who has purchased a portion of the Note from the Holder) and (2) the number of Common Shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding Common Shares. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "**Exchange Act**"), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that

the limitations on conversion may be waived (up to a maximum of 9.99%) by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of Common Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "**Notice of Conversion**"), delivered to Borrower by the Holder in accordance with Section 2.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to Borrower before 6:00 p.m., New York, New York time on such conversion date (the "**Conversion Date**"). The term "**Conversion Amount**" means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder's option, accrued and unpaid interest; provided, however, that at the option of Holder, the accrued and unpaid interest can be converted prior to any other amounts under the Note, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date plus (3) at the Holder's option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) the Holder's expenses relating to a Conversion, including but not limited to amounts paid by Holder on the Borrower's transfer agent account, plus (5) at the Holder's option, any amounts owed to the Holder pursuant to Sections 2.3 and 2.4(g) hereof.

2.2 Conversion Price.

(a) Calculation of Conversion Price. The Conversion Price shall be $0.75 per share (the "**Fixed Conversion Price**"); *provided* that at any time after any Event of Default (as defined herein) under this Note, the Conversion Price shall immediately be equal to the lesser of (i) the Fixed Conversion Price; (ii) fifty percent (50%) of the lowest bid price during the twenty one (21) consecutive Trading Day period immediately preceding the Trading Day that the Borrower receives a Notice of Conversion or (iii) the discount to market based on subsequent financing.

(b) Fixed Conversion Price Adjustments.

(1) Repricing Adjustment. For each Tranche, the Fixed Conversion Price shall be subject to a one-time repricing in the event that at 180 days from the date each Tranche is advanced (the "Repricing Date"), either the Borrower's Common Stock is not trading on a national exchange or quoted on the OTC markets, or the Company failed to file a registration statement on Form S-1 that includes the registration of the shares issued to Holder pursuant to this Note. The repricing will be based on the lower of (i) the unadjusted Fixed Conversion Price, (ii) the lowest volume weighted average price, or VWAP, of the five (5) trading days immediately preceding the Repricing Date, and (iii) the lowest volume weighted average price, or VWAP, of the five (5) trading days immediately preceding the first date that the Borrower's Common Stock is so listed or quoted and the Note is eligible to be converted and the underlying Conversion Shares eligible to be sold under Rule 144.

(2) Common Share Distributions and Splits. If Borrower, at any time while this Note is outstanding: (i) pays a distribution on its Common Shares or otherwise makes a

distribution or distributions payable in Common Shares on its Common Shares; (ii) subdivides outstanding Common Shares into a larger (or smaller) number of shares; or (iii) issues, in the event of a reclassification of shares of Common Shares, any Common Shares of Borrower, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding any treasury shares of Borrower) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event.

(3) Fundamental Transaction. If, at any time while this Note is outstanding, (i) Borrower effects any merger or consolidation of Borrower with or into another person, (ii) Borrower effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by Borrower or another person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (iv) Borrower effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (in any such case, a "**Fundamental Transaction**"), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 Common Share (the "**Alternate Consideration**"). For purposes of any such conversion, the determination of the Fixed Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 Common Share in such Fundamental Transaction, and Borrower shall apportion the Fixed Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

(4) Anti-dilution Adjustment. If at any time while this Note is outstanding, Borrower sells, grants, or otherwise makes a disposition of Common Shares, or sells, grants, or otherwise makes a disposition of other securities (or in the case of securities existing on the Issue Date, amends such securities) convertible into, exercisable for, or that would otherwise entitle any person or entity the right to acquire Common Shares, or announces its intention, or files any document with the SEC or other regulatory body that reflects its intention to do of any of the foregoing, at an effective price per share that is lower than the then Fixed Conversion Price (such lower price, the "**Base Conversion Price**" and such issuances, collectively, a "**Dilutive Issuance**") (it being agreed that if the holder of the Common Shares or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Shares at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance, and the Base Conversion Price shall then be adjusted to equal the lowest of such issuance price), then the Fixed Conversion Price shall be reduced to a price equal the Base Conversion Price as it may be adjusted as provided for above. Such adjustment shall be made whenever such Common Shares or

other securities are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 2.2(b)(4) in respect of an Exempt Issuance. For purposes of this Section 2.2(b)(4) an "**Exempt Issuance**" means an issuance of Common Shares or other securities convertible into or exercisable or exchangeable for Common Shares (i) upon the exercise or exchange of any securities issued hereunder under the Warrants and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Note, (ii) to employees or directors of, or consultants or advisors to, Borrower or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of Borrower, (iii) to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of Borrower, (iv) to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of Borrower, (v) pursuant to the acquisition of another corporation or other entity by Borrower by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture agreement, provided that such issuances are approved by the Board of Directors of Borrower, (vi) to third parties in connection with collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of Borrower, or (vii) shares with respect to which the Holder waives its anti-dilution rights granted hereby; provided, however, that any such issuance described in (iii) through (vi) shall only be to a person (or to the equity holders of a person) which is, itself or through its Subsidiaries, an employee, director, consultant or advisor, in the case of (ii) above, or an operating company or an owner of an asset in a business synergistic with the business of Borrower in the case of (iii) through (vi) above and shall provide to Borrower additional benefits in addition to the investment of funds, but in none of (ii) through (vi) above shall not include a transaction in which Borrower is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In the event of an issuance of securities involving multiple tranches or closings, any adjustment pursuant to this Section 2.2(b)(4) shall be calculated as if all such securities were issued upon distribution of the initial tranche.

(5) Notice to the Holder. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 2.2(b), Borrower shall within two (2) business days deliver to the Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that Borrower's failure to timely provide the notice shall not affect the automatic adjustments contemplated hereby.

2.3 Authorized Shares. Borrower covenants that during the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Shares a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Shares upon the full conversion of this Note and exercise of the Warrants. Borrower is required at all times to have authorized and reserved seven (7) times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time, which, if cannot be determined shall be estimated in good faith by Borrower) it being acknowledged and agreed by the parties that for the initial issuance of the Note, 1,800,000 shares of Common Shares is sufficient and will be reserved (the "**Reserved Amount**"). The Reserved Amount shall be increased from time to time in accordance with Borrower's obligations hereunder. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and

non-assessable. In addition, if Borrower shall issue any securities or make any change to its capital structure which would change the number of Common Shares into which the Note shall be convertible at the then current Conversion Price, Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of Common Shares authorized and reserved, free from preemptive rights, for conversion of the outstanding Note, including but not limited to authorizing additional shares or effectuating a reverse split. Borrower (i) acknowledges that it has irrevocably instructed its transfer agent by letter, a copy of which is attached hereto as Exhibit B to issue certificates for the Common Shares issuable upon conversion of this Note and exercise of the Warrants, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing Common Share certificates to execute and issue the necessary certificates for Common Shares in accordance with the terms and conditions of this Note. If, at any time Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

2.4 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 2.1, this Note may be converted by the Holder in whole or in part, at any time from the date hereof, by (A) submitting to Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 2.4(b), surrendering this Note at the principal office of Borrower.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of Borrower shall, *prima facie,* be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to Borrower the amount of any such tax or shall have established to the satisfaction of Borrower that such tax has been paid.

(d) Delivery of Common Shares Upon Conversion. Upon receipt by Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of

communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 2.4, Borrower shall issue and deliver to or cause to be issued and delivered to or upon the order of the Holder certificates for Common Shares issuable upon such conversion by the end of the next business day after such receipt (the "**Deadline**") (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof.

(e) Obligation of Borrower to Deliver Common Shares. Upon receipt by Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless Borrower defaults on its obligations under this Article II, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Shares or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, Borrower's obligation to issue and deliver the certificates for Common Shares shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by Borrower before 9:00 p.m., New York, New York time, on such date.

(f) Delivery of Common Shares by Electronic Transfer. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion, provided Borrower is participating in the Depository Trust Company ("**DTC**") Fast Automated Securities Transfer ("**FAST**") program, upon request of the Holder and its compliance with the provisions contained in Section 2.1 and in this Section 2.4, Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("**DWAC**") system.

(g) Failure to Deliver Common Shares Prior to Deadline. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if Borrower causes the Common Shares issuable upon conversion of this Note to not be delivered by the second (2nd) Trading Day following the Deadline (other than a failure due to the circumstances described in Section 2.3 above, which failure shall be governed by such Section) Borrower shall pay to the Holder $1,000 per day in cash, for each day beyond the Deadline that Borrower fails to deliver such Common Shares. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and

such additional principal amount shall be convertible into Common Shares in accordance with the terms of this Note. Borrower agrees that the right to convert is a valuable right to the Holder, and as such, Borrower will not take any actions to hamper, delay or prevent any Holder conversion of the Note. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 2.4(g) are justified.

2.5 Concerning the Common Shares. The Common Shares issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("**Rule 144**") or (iv) such shares are transferred to an "**affiliate**" (as defined in Rule 144) of Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.5 and who is an Accredited Investor. Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the Common Shares issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Common Shares issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND ACCEPTABLE TO THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in

comparable transactions, to the effect that a public sale or transfer of such Common Shares may be made without registration under the Act, which opinion shall be accepted by Borrower (which acceptance shall be subject to and conditioned on any requirements, if any, of the its transfer agent, the exchange on which Borrower is then trading or other applicable laws, rules or regulations) so that the sale or transfer is effected or (ii) in the case of the Common Shares issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that Borrower does not accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 4.2 of the Note; provided that notwithstanding the foregoing, if Borrower is legally unable to accept such opinion as a result of any of Borrower's transfer agent requirements, the requirements of the exchange on which Borrower is then traded, or other applicable laws, rules or regulations, Borrower's non-acceptance shall be an Event of Default pursuant to Section 4.25.

2.6 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into Common Shares and (ii) the Holder's rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such Common Shares and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all Common Shares prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Shares by so notifying Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 2.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 2.3) for Borrower's failure to convert this Note.

ARTICLE III. RANKING, CERTAIN COVENANTS AND POST CLOSING OBLIGATIONS

3.1 Warrants. Borrower shall issue to the Holder warrants (the "**Warrants**") exercisable for 50,000 Common Shares. The Warrants shall have a term of one hundred twenty months, be exercisable at a price of $1.00 per share and shall contain full-ratchet anti-dilution protection provisions.

3.2 Equity Interest. Borrower shall issue to Holder 60,000 shares of the

Borrower (the "**Equity Interest**") as follows: (i) Borrower shall issue to Holder 30,000 shares of Borrower at the Closing; and (ii) Borrower shall issue to Holder an additional 30,000 shares of Borrower when the total amount advanced by Holder to Borrower pursuant to this Note reaches two hundred fifty thousand Dollars ($250,000).

3.3 Distributions on Common Shares. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on the Common Shares (or other capital securities of the Borrower) other than dividends on Common Shares solely in the form of additional Common Shares or (b) directly or indirectly or through any Subsidiary make any other payment or distribution in respect of Common Shares (or other securities representing its capital) except for distributions that comply with Section 3.7 below.

3.4 Restrictions on Certain Transactions. Restrictions on Variable Rate Transactions. Unless approved by the Holder, Borrower and each Subsidiary shall not enter into an agreement or amend an existing agreement to effect any sale of securities involving, or convert any securities previously issued under, a Variable Rate Transaction. The term "**Variable Rate Transaction**" means a transaction in which Borrower or any Subsidiary (i) issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the Common Shares at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of Borrower or the Subsidiary, as the case may be, or the market for the Common Shares, or (ii) enters into any agreement (including, without limitation, an "equity line of credit" or an "at-the-market offering") whereby Borrower or any Subsidiary may sell securities at a future determined price (other than standard and customary "preemptive" or "participation" rights). The Holder shall be entitled to obtain injunctive relief against Borrower and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

3.5 Restrictions on Other Certain Transactions. So long as the Borrower shall have any obligation under this Note and unless approved in writing by the Holder (which such approval not to be unreasonably withheld), the Borrower shall not directly or indirectly: (a) change the nature of its business; (b) sell, divest, change the structure of any material assets of the Borrower or any Subsidiary other than in the ordinary course of business (c) accept Merchant-Cash-Advances in which it sells future receivables at a discount, any other factoring transactions, or similar financing instruments or financing transactions; or (d) Enter into a borrowing arrangement where the Company pays an effective APR greater than 20%.

3.6 Restriction on Common Share Repurchases. So long as the Borrower shall have any obligation under this Note, Borrower shall not without the Holder's written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any Common Shares (or other securities representing its capital) of Borrower or any warrants, rights or options to purchase or acquire any such shares; except for the repurchase of shares at a nominal price in

connection with rights under an agreement with an employee or consultant of the Borrower whose shares have been forfeited as a result of such employee or consultant's ceasing to provide services to the Borrower.

3.7 Payments from Future Funding Sources. The Borrower shall pay to the Holder on an accelerated basis, any outstanding Principal Amount of the Note, along with all unpaid interest, and fees and penalties, if any, from the sources of capital below, at the Holder's discretion, it being acknowledged and agreed by Holder that Borrower shall have the right to make Bona Fide payments to vendors with Common Shares:

3.7.1 Future Financing Proceeds - one hundred percent (100%) of the net cash proceeds of any future financings by Borrower or any Subsidiary, whether debt or equity, or any other financing proceeds such as cash advances, royalties or earn-out payments provided, however, that this provision is not applicable if the transaction generating the future financing proceeds has a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business and the proceeds are used accordingly.

3.7.2 Other Future Receipts - all net proceeds from any sale of assets of Borrower or any of its Subsidiaries other than sales of inventory of the Borrower or its Subsidiaries in the ordinary course of business or receipt by Borrower or any of its Subsidiaries of any tax credits.

3.7.3 Asset Sale - The Borrower shall pay to the Holder on an accelerated basis, any outstanding Principal Amount of the Note, along with unpaid interest, and fees and penalties, if any, from the net proceeds to the Borrower or Subsidiary resulting from the sale of any assets outside of the ordinary course of business or securities in any Subsidiary.

3.8 Use of Proceeds. Borrower agrees to use the proceeds of the first Tranche solely for general working capital purposes. Borrower further agrees to use the proceeds of any additional Tranches solely for acquisitions.

3.9 Ranking and Security. The obligations of the Borrower under this Note shall constitute a first priority security interest and rank senior with respect to any and all Indebtedness existing prior to or incurred as of or following the initial Issue Date. The obligations of the Borrower under this Note are secured pursuant to the Security and Pledge Agreement attached hereto. So long as the Borrower shall have any obligation under this Note, the Borrower shall not (directly or indirectly through any Subsidiary or affiliate) incur or suffer to exist or guarantee any Indebtedness that is senior to or pari passu with (in priority of payment and performance) the Borrower's obligations hereunder. As used herein, the term "**Indebtedness**" means (a) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services, including any type of letters of credit, but not including deferred purchase price obligations in place as of the Issue Date or obligations to trade creditors incurred in the ordinary course of business, (b) all obligations of the Borrower evidenced by notes, bonds, debentures or other similar instruments, (c) purchase money indebtedness hereafter incurred by the Borrower to finance the purchase of fixed or capital assets, including all capital lease obligations of the Borrower which do not exceed the purchase price of the assets funded, (d) all guarantee obligations

of the Borrower in respect of obligations of the kind referred to in clauses (a) through (c) above that the Borrower would not be permitted to incur or enter into, and (e) all obligations of the kind referred to in clauses (a) through (d) above that the Borrower is not permitted to incur or enter into that are secured and/or unsecured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured and/or unsecured by) any lien or encumbrance on property (including accounts and contract rights) owned by the Borrower, whether or not the Borrower has assumed or become liable for the payment of such obligation.

3.10 Right of Participation. For a period of eighteen (18) months from the date hereof, in the event Borrower or any Subsidiary of the Borrower, proposes to offer and sell its securities, whether debt, equity, or any other financing transaction (each a "**Future Offering**"), the Holder shall have the right, but not the obligation, to participate in the purchase of the securities being offered in such Future Offering up to an amount equal to one hundred percent (100%) of aggregate principal amount of the Note to be purchased by the Holder pursuant to the terms of the Purchase Agreement.

3.11 Right of First Refusal. If at any time while this Note is outstanding, the Borrower or any Subsidiary has a bona fide offer of capital or financing from any third party that the Borrower or any Subsidiary intends to act upon, then the Borrower must first offer such opportunity to the Holder to provide such capital or financing to the Borrower or Subsidiary on the same terms as each respective third party's terms. Should the Holder be unwilling or unable to provide such capital or financing to the Borrower or Subsidiary within 10 Trading Days from Holder's receipt of written notice of the offer (the "**Offer Notice**") from the Borrower, then the Borrower or Subsidiary may obtain such capital or financing from that respective third party upon the exact same terms and conditions offered by the Borrower to the Holder, which transaction must be completed within 60 days after the date of the Offer Notice. If the Borrower or Subsidiary does not receive the capital or financing from the respective 3rd party within 60 days after the date of the respective Offer Notice, then the Borrower must again offer the capital or financing opportunity to the Holder as described above, and the process detailed above shall be repeated. The Offer Notice must be sent via electronic mail to avi@leonitecap.com Cc: dberger@bergerlawpllc.com.

3.12 Terms of Future Financings. So long as this Note is outstanding, upon any issuance of (or announcement of intent to effect an issuance of) any security, or amendment to (or announcement of intent to effect an amendment to) any security that was originally issued before the Issue Date, by the Borrower or any Subsidiary, with any term that the Holder reasonably believes is more favorable to the holder of such security or with a term in favor of the holder of such security that the Holder reasonably believes was not similarly provided to the Holder in this Note, then (i) the Borrower shall notify the Holder of such additional or more favorable term within three (3) business days of the issuance and/or amendment (as applicable) of the respective security, and (ii) such term, at Holder's option, shall become a part of the transaction documents with the Holder (regardless of whether the Borrower complied with the notification provision of this Section 3.12). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage. If Holder elects to have the term become a part of the transaction documents with the Holder, then the Borrower shall immediately

deliver acknowledgment of such adjustment in form and substance reasonably satisfactory to the Holder (the "Acknowledgment") within three (3) business days of Borrower's receipt of request from Holder (the "Adjustment Deadline"), provided that Borrower's failure to timely provide the Acknowledgement shall not affect the automatic amendments contemplated hereby.

3.13 Piggy Back Registration Rights. If the Borrower or any Subsidiary proposes to register any of its Common Shares (other than pursuant to a Registration on Form S-4 or S-8 or any successor form), or to issue, sell, grant, or otherwise make a disposition of any of its Common Shares through a filing of Form 1-A, it will give prompt written notice to the Holder of its intention to effect such registration (the "Incidental Registration"). Within ten business days of receiving such written notice of an Incidental Registration, the Holder may make a written request (the "Piggy-Back Request") that the Borrower include in the proposed Incidental Registration all, or a portion, of the Registrable Securities owned by the Holder. As used herein, Registrable Securities shall mean the Reserved Amount, the Equity Interest shares and the shares underlying the Warrants. In addition, the Borrower will use its commercially reasonable efforts to include in any Incidental Registration all Registrable Securities which the Borrower has been requested to register pursuant to any timely Piggy-Back Request to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Additionally, Borrower shall include in the next filing pursuant to any Incidental Registration that Borrower files with SEC (or on the subsequent filing if such filing is withdrawn) the Registerable Securities.

3.14 Opinion Letter. Borrower shall be responsible for supplying an opinion letter specific to the fact that Common Stock issued pursuant to conversion of the Note, as well as the Equity Interest and the shares issued pursuant to the Warrant are exempt from Registration Requirements pursuant to Rule 144 (so long as the requirements of Rule 144 are satisfied). Failure to provide an opinion letter shall be a default pursuant to Section 4.2 of the Note.

3.15 Amendment to Existing Notes. Holder's obligation to pay the Consideration shall be conditioned on the Borrower obtaining a one (1) year extension of the due date on each of the three (3) promissory notes listed under Item 3(B) of the Company's most recent report filed with OTC Markets.

ARTICLE IV. EVENTS OF DEFAULT

It shall be considered an event of default if any of the following events listed in this Article IV (each, an "**Event of Default**") shall occur;

4.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise. A three (3) day cure period shall apply for failure to make a payment when due except where payments are noted herein as being due immediately or for payments due on the Maturity Date of any Tranche which in each case shall have no cure period.

4.2 Failure to Reserve Shares. Borrower fails to reserve a sufficient amount of Common Shares as required under the terms of this Note (including the requirements of Section

2.3 of this Note), fails to issue Common Shares to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) Common Shares issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) Common Shares to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any Common Shares issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph), or fails to supply an opinion letter specific to the fact that Common Stock issued pursuant to conversion of the Note, as well as the Equity Interest and the shares issued pursuant to the Warrant are exempt from Registration Requirements pursuant to Rule 144, and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to Borrower's transfer agent in order to process a conversion, such advanced funds shall be paid by Borrower to the Holder within five (5) business days of a demand from the Holder, either in cash or as an addition to the outstanding Principal Amount of the Note, and such choice of payment method is at the discretion of Borrower.

4.3 Breach of Covenants. Borrower, or the relevant related party, as the case may be, breaches any material covenant, post-closing obligation or other material term or condition contained in this Note, or in the related Warrants, Purchase Agreement, Security and Pledge Agreement, Term Sheet or any other collateral documents (together, the "**Transaction Documents**") and breach continues for a period of ten (10) days.

4.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) an effect on the rights of the Holder with respect to this Note and the other Transaction Documents.

4.5 Receiver or Trustee. Borrower or any subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

4.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $25,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20)

days unless otherwise consented to by the Holder.

4.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any subsidiary of Borrower. With respect to any such proceedings that are involuntary, Borrower shall have a 45 day cure period in which to have such involuntary proceedings dismissed.

4.8 Delisting of Common Shares. If at any time on or after the date in which Borrower's Common Shares are listed or quoted on the OTC Pink or an equivalent U.S. replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT, Borrower shall fail to maintain the listing or quotation of the Common Shares, or if its shares have been suspended from trading on the OTC Pink or a U.S. equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT. A downgrade of the Borrower's stock quotation from "Pink – Current" market tier status on the OTC Markets that does not continue for a period of more than 30 days shall not be considered an Event of Default under this provision, so long as the Borrower's common stock remains quoted and eligible for trading, and so long as such temporary downgrade does not negatively impact the ability of obtaining a 144 opinion on the Borrower's stock after its return to "Pink – Current" market tier status.

4.9 Failure to Comply with the Exchange Act. Borrower shall fail to comply with the annual and periodic reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings), and/or Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

4.10 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

4.11 Cessation of Operations. Any cessation of operations by the Borrower or the Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower's ability to continue as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due.

4.12 Maintenance of Assets. The failure by Borrower to maintain any intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future), to the extent that such failure would result in a material adverse condition or material adverse change in or affecting the business operations, properties or financial condition of Borrower or any of its subsidiaries (a "Material Adverse Effect").

4.13 Financial Statement Restatement. Borrower restates any financial statements for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note. The Borrower's filing of audited financial statements with the SEC in the future that are materially different from the unaudited financial statements the Borrower has

filed with OTC Markets shall not be considered an event of default under this provision so long as the result of such restatement by comparison to the unaudited financial statements does not constitute a material adverse effect on the rights of the Holder with respect to this Note.

4.14 Failure to Execute Transaction Documents or Complete the Transaction. The failure of the Borrower to execute any of the Transaction Documents or to complete the transaction for the full Principal Amount of the Note, as contemplated by the Purchase Agreement.

4.15 Illegality. Any court of competent jurisdiction issues an order declaring this Note, any of the other Transaction Documents or any provision hereunder or thereunder to be illegal, as long as such declaration was not the result of an act of negligence by the Holder, exclusive of the execution of the Transaction Documents or the transactions and acts contemplated herein.

4.16 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the other financial instrument, including but not limited to all promissory notes, currently issued, or hereafter issued, by the Borrower, to the Holder or any other third party (the "**Other Agreements**"), after the passage of all applicable notice and cure or grace periods, that results in a Material Adverse Effect shall, at the option of the Holder, be considered a default under this Note, in which event the Holder shall be entitled to apply all rights and remedies of the Holder under the terms of this Note by reason of a default under said Other Agreement or hereunder.

4.17 Variable Rate Transactions. The Borrower (i) enters into a Variable Rate Transaction (as defined herein) (ii) issues Common Shares (or convertible securities or purchase rights) pursuant to an equity line of credit of the Borrower or otherwise in connection with a Variable Rate Transaction (whether now existing or entered into in the future) or (iii) adjusts downward the "floor price" at which Common Shares (or convertible securities or purchase rights) may be issued under an equity line of credit or otherwise in connection with a Variable Rate Transaction (whether now existing or entered into in the future).

4.18 Certain Transactions. Borrower enters into certain transactions prohibited by Sections 3.3, 3.4, 3.5, 3.6, and 3.7 of this Agreement.

4.19 Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

4.20 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

4.21 DTC "Chill". The DTC places a "chill" (i.e. a restriction placed by DTC on

one or more of DTC's services, such as limiting a DTC participant's ability to make a deposit or withdrawal of the security at DTC) on any of the Borrower's securities.

4.22 DWAC Eligibility. In addition to the Event of Default in Section 4.21, the Common Stock is otherwise not eligible for trading through the DTC's Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs.

4.23 Bid Price. The Borrower shall lose the "bid" price for its Common Stock ($0.0001 on the "Ask" with zero market makers on the "Bid" per Level 2) and/or a market (including the OTC Pink, OTCQB or an equivalent replacement marketplace or exchange).

4.24 Inside Information. Any attempt by the Borrower or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower's filing of a Form 8-K pursuant to Regulation FD on that same date.

4.25 Unavailability of Rule 144. If, at any time on or after the date which nine (9) months after the Issue Date, the Holder is unable to (i) obtain a standard "144 legal opinion letter" from an attorney reasonably acceptable to the Holder, the Holder's brokerage firm (and respective clearing firm), and the Borrower's transfer agent in order to facilitate the Holder's conversion of any portion of the Note into free trading shares of the Borrower's Common Stock pursuant to Rule 144, and/or (ii) thereupon deposit such shares into the Holder's brokerage account.

4.26 Intentionally Omitted.

4.27 Remedies Upon Default.

(a) Upon the occurrence of any Event of Default specified in this Article IV that is not cured within 5 business days (except for the Events of Default described in Sections 4.4, 4.5, 4.8, 4.9, 4.10, 4.11, 4,13, 4.15, 4.17, 4.18, 4.19, 4.20, 4.24, 4.25 for which no cure period shall apply, and except for the Events of Default that already provide for a cure period in their descriptions above, for which such cure periods shall apply without regard for the cure period provided in this Paragraph 4.27(a)), and in addition to and without limitation of other remedies set forth herein in this Note, (i) interest shall accrue at the Default Interest rate; (ii) this Note shall become immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived by the Borrower, and the Borrower shall pay to the Holder, an amount (the "Default Amount") equal to the Principal Amount then outstanding (including Liquidating Damages, defined below) plus accrued and unpaid interest through the date of the Event of Default, unaccrued interest through the remainder of the Tranche Terms, together with all costs, including, without limitation, legal fees and expenses of collection, and Default Interest through the date of full repayment; and (iii) a liquidated damages charge equal to 30% of the outstanding Principal Amount ("Liquidating Damages") will be assessed and will become immediately due and payable to the Holder, either in form of a cash payment or as an addition to the balance due under the Note. In addition, the Holder shall be entitled to exercise all other rights and remedies available at law

or in equity, including, without limitation, those set forth in the Related Documents.

(b) Upon the occurrence and during the continuation of an Event of Default, Borrower shall incur a monthly monitoring fee ("Monitoring Fee") in the amount of Five Thousand Dollars ($5,000.00) per month commencing in the month in which the Event of Default occurs and continuing until the Event of Default is cured in order to cover the Holder's costs of monitoring and legal expenses and other expenses incurred by Holder.

ARTICLE V. MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Brookmount Explorations, Inc.
12121 Wilshire Blvd
Los Angeles, CA 90024
Attn: Nicholas Medway
Email: bmxicorporate@gmail.com

With a copy to, that shall not constitute notice:

joe@laxaguelaw.com

If to the Holder:

LEONITE CAPITAL LLC
1 Hillcrest Center Dr., Suite 232

Spring Valley, NY 10977
Attn: Avi Geller
Email: avi@leonitecap.com
Cc: siegfied@leonitecap.com, dberger@bergerlawpllc.com

5.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "**Note**" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an "accredited investor" (as defined in Rule 501(a) of the 1933 Act).

5.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including attorneys' fees. Such amounts spent by Holder shall be added to the Principal Amount of the Note at the time of such expenditure.

5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts located in Rockland County, New York. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. **THE BORROWER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY**. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.6 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to

be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty.

5.7 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

5.8 Prepayment. Unless an Event of Default shall occur, Borrower shall have the right at any time prior to the Maturity Date, upon thirty (30) days' notice to the Holder, to prepay the Note by making a payment to Lender equal to 110% multiplied by the sum of (i) the outstanding Principal Amount, (ii) all accrued and unpaid interest, (iii) all unaccrued interest through the remainder of the Term, and (iv) any other amounts due under the Note, provided, however, that if the prepayment is the result Holder's election upon the occurrence of any of the transactions described in Section 3.7, then such prepayment shall be equal to 100% multiplied by the sum of the obligations noted above. Notwithstanding the foregoing, Holder may convert any or all of this Note into shares of Common Stock at any time.

5.9 Usury. To the extent it may lawfully do so, the Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Borrower under this Note for payments which under New York law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "**Maximum Rate**"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under New York law in the nature of interest that the Borrower may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by New York law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at the Holder's election.

5.10 Section 3(a)(10) Transactions. If at any time while this Note is outstanding,

the Borrower enters into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act, then a liquidated damages charge of 25% of the outstanding principal balance of this Note at that time, will be assessed and will become immediately due and payable to the Holder, either in the form of cash payment or as an addition to the balance of the Note, as determined by mutual agreement of the Borrower and Holder.

5.11 No Broker-Dealer Acknowledgement. Absent a final adjudication from a court of competent jurisdiction stating otherwise, so long as any obligation of Borrower under this Note or the other Transaction Documents is outstanding, the Company shall not state, claim, allege, or in any way assert to any person, institution, or entity, that Holder is currently, or ever has been, a broker-dealer under the Securities Exchange Act of 1934.

5.12 Opportunity to Consult with Counsel. The Borrower represents and acknowledges that it has been provided with the opportunity to discuss and review the terms of this Note and the other Transaction Documents with its counsel before signing it and that it is freely and voluntarily signing the Transaction Documents in exchange for the benefits provided herein. In light of this, the Borrower will not contest the validity of Transaction Documents and the transactions contemplated therein. The Borrower further represents and acknowledges that it has been provided a reasonable period of time within which to review the terms of the Transaction Documents.

[signature page to follow]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this August 7, 2020.

BROOKMOUNT EXPLORATIONS, INC.

By: ______________________
Name: Nicholas Medway
Title: CFO

SL HOLDINGS GROUP LIMITED

By: ______________________
Name: Nicholas Medway
Title: Director

EXHIBIT A – FORM OF NOTICE OF CONVERSION

(See Attached)

EXHIBIT B – FORM OF TRANSFER AGENT INSTRUCTION LETTER

(See Attached)

EXHIBIT C – Payment Schedule for the First Tranche
(will be revised to reflect actual date of wire transfer)

Date	Total Payment	
August 7, 2020*		-
September 7, 2020	$	568.18
October 7, 2020	$	568.18
November 7, 2020	$	8,685.06
December 7, 2020	$	8,685.06
January 7, 2021	$	8,685.06
February 7, 2021	$	8,685.06
March 7, 2021	$	8,685.06
April 7, 2021	$	8,685.06
May 7, 2021	$	8,685.06

* Date of Issue

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON SHARE PURCHASE WARRANT

BROOKMOUNT EXPLORATIONS, INC.

Warrant Shares: 50,000
Date of Issuance: August 7, 2020 ("**Issuance Date**")

This COMMON SHARE PURCHASE WARRANT (the "Warrant") certifies that, for value received (in connection with the issuance of the $568,181.82 senior secured convertible promissory note to the Holder (as defined below) of even date (the "Note"), Leonite Capital, LLC, a Delaware limited liability company (including any permitted and registered assigns, each a "**Holder**"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from Brookmount Explorations, Inc., an a Nevada corporation (the "**Company**"), up to 50,000 common shares (the "**Warrant Shares**") (whereby such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant) at the Exercise Price per share then in effect. This Warrant is issued by the Company as of the date hereof in connection with that certain securities purchase agreement, dated August 7, 2020, by and between the Company and the Holder (the "**Purchase Agreement**").

Capitalized terms used in this Warrant shall have the meanings set forth in the Purchase Agreement unless otherwise defined in the body of this Warrant or in Section 12 below. For purposes of this Warrant, the term "**Exercise Price**" shall mean $1.00, subject to adjustment as provided herein (including but not limited to cashless exercise), and the term "**Exercise Period**" shall mean the period commencing on the Issuance Date and ending on 6:00 p.m. eastern standard time on the ten-year anniversary thereof.

1. EXERCISE OF WARRANT.

(a) *Mechanics of Exercise*. Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of a written notice, in the form attached hereto as Exhibit A (the "**Exercise Notice**"), of the Holder's election to exercise this Warrant. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. On or before the third Trading Day (the "**Warrant Share Delivery Date**") following the date on which the Company shall have received the Exercise Notice, and upon receipt by the Company of payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which all or a portion of this Warrant is being

exercised (the "**Aggregate Exercise Price**" and together with the Exercise Notice, the "**Exercise Delivery Documents**") in cash or by wire transfer of immediately available funds (or by cashless exercise, in which case there shall be no Aggregate Exercise Price provided), the Company shall (or direct its transfer agent to) issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Common Shares to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

If the Company fails to cause its transfer agent to transmit to the Holder the respective Common Shares by the respective Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise in Holder's sole discretion, and such failure shall be deemed an event of default under the Note to the extent the Note remains outstanding and any portion thereof unpaid.

If at any time after the 9-month anniversary of the Issuance Date, the Market Price of one Common Share is greater than the Exercise Price and the Warrant Shares are not registered under an effective non-stale registration statement of the Company, the Holder may elect to receive Warrant Shares pursuant to a cashless exercise, in lieu of a cash exercise, equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant and a Notice of Exercise, in which event the Company shall issue to Holder a number of Common Shares computed using the following formula:

$$X = \frac{Y\,(A-B)}{A}$$

Where X = the number of Shares to be issued to Holder.

Y = the number of Warrant Shares that the Holder elects to purchase under this Warrant (at the date of such calculation).

A = the Market Price (at the date of such calculation).

B = Exercise Price (as adjusted to the date of such calculation).

(b) *No Fractional Shares*. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then-current fair market value of a Warrant Share by such fraction.

(c) *Holder's Exercise Limitations*. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to

issuance of Warrant Shares upon exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder's Affiliates, and any other persons acting as a group together with the Holder or any of the Holder's Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation, as defined below. For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including without limitation any other Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph (d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this paragraph applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.

For purposes of this paragraph, in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of Common Shares outstanding. Upon the request of a Holder, the Company shall within two Trading Days confirm to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding Common Shares was reported. The "**Beneficial Ownership Limitation**" shall be 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant. Upon no fewer than 61 days' prior notice to the Company, a Holder may increase or decrease the Beneficial Ownership Limitation provisions of this paragraph and the provisions of this paragraph shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Holder and no other Holder. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant.

2. ADJUSTMENTS. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) *Distribution of Assets*. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including without limitation any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "**Distribution**"), at any time after the issuance of this Warrant, then, in each such case:

(i) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the Closing Sale Price of the Common

Shares on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one Common Share, and (ii) the denominator of which shall be the Closing Sale Price of the Common Shares on the Trading Day immediately preceding such record date; and

(ii) the number of Warrant Shares shall be increased to a number of shares equal to the number of Common Shares obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i); provided, however, that in the event that the Distribution is of Common Shares of a company (other than the Company) whose common stock is traded on a national securities exchange or a national automated quotation system ("Other Shares of Common Stock"), then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i) and the number of Warrant Shares calculated in accordance with the first part of this clause (ii).

(b) Proportional Adjustments of Outstanding Common Shares and Common Share Dividends. If the Company shall at any time or from time to time after the date hereof, issue additional Common Shares to all of its current shareholders on a pro rata basis or pay a share dividend in Common Shares, then the Exercise Price shall be proportionately adjusted. Any adjustments under this Section 2(b) shall be effective at the close of business on the date the share split becomes effective or the date of payment of the share dividend, as applicable. For the avoidance of doubt, this adjustment shall not apply when shares of outstanding Common Share are merged proportionally across all shareholders to form a smaller number of outstanding shares.

(c) Anti-dilution Adjustment. If at any time while this Warrant is outstanding, the Company sells or grants (or has sold or granted, as the case may be) any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or has sold or issued, as the case may be, or announces any sale, grant or any option to purchase or other disposition), any Common Share or other securities convertible into, exercisable for or otherwise entitled the any person or entity the right to acquire Common Shares at an effective price per share that is lower than the then Exercise Price (such lower price, the "**Base Exercise Price**" and such issuances, collectively, a "**Dilutive Issuance**") (it being agreed that if the holder of the Common Share or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Shares at an effective price per share that is lower than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced to a price equal the Base Exercise Price, and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Share or other securities are issued, except that with respect to Dilutive Issuances of $250,000 or less, in the aggregate, the Exercise Price shall be reduced by a number equal to 80% of the difference between the Exercise Price and the Base Exercise Price. Such adjustment shall be made whenever such Common Share or other securities are issued, Notwithstanding the foregoing, no adjustment will be made under this Section 2(c) in respect of an Exempt Issuance. For purposes of this Section 2(c), an "**Exempt Issuance**" shall have the meaning ascribed to such term in the Note. In the event of an issuance of securities involving multiple tranches or closings, any adjustment pursuant to this Section 2(c) shall be calculated as if all such securities were issued at the initial closing.

3. FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity (such surviving entity, the "**Successor Entity**"), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their Common Shares for other securities, cash or property and the holders of at least 50% of the Common Shares accept such offer, or (iv) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of Common Shares) (in any such case, a "**Fundamental Transaction**"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the number of Common Shares of the Successor Entity or of the Company and any additional consideration (the "**Alternate Consideration**") receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any Successor Entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration.

4. NON-CIRCUMVENTION. The Company covenants and agrees that it will not, by amendment of its certificate of formation, operating agreement or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Common Shares upon the exercise of this Warrant, and (iii) shall, for so long as this Warrant is outstanding, have authorized and reserved, free from preemptive rights, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise).

5. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6. REISSUANCE.

(a) *Lost, Stolen or Mutilated Warrant*. If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case

of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b) *Issuance of New Warrants*. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

7. TRANSFER.

(a) *Notice of Transfer*. The Holder agrees that, if practicable, but without any obligation to do so, it will give written notice to the Company of its intent to transfer this Warrant or any Warrant Shares, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel. If the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder thereof, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute the Assignment of Warrant attached hereto as Exhibit B and such other documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

(b) If the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Holder will limit its activities in respect to such transfer or disposition as are permitted by law.

(c) Any transferee of all or a portion of this Warrant shall succeed to the rights and benefits of the initial Holder of this Warrant under Section 5.9 of the Purchase Agreement.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions contained in the Purchase Agreement. The Company shall provide the Holder with prompt written notice (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, the calculation of such adjustment and (ii) at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grants, issuances or sales of any shares or other securities directly or indirectly convertible into or exercisable or exchangeable for Common Shares or other property, pro rata to the holders of Common Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9. AMENDMENT AND WAIVER. The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

10. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts or federal courts located in Rockland County, New York. The parties to this Warrant hereby irrevocably waive any

objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. **THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY**. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) "Nasdaq" means The Nasdaq Stock Market (www.Nasdaq.com).

(b) "Closing Sale Price" means, for any security as of any date, (i) the last closing trade price for such security on the Principal Market, as reported by Nasdaq, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Nasdaq, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market for such security as reported by Nasdaq, or (iii) if no last trade price is reported for such security by Nasdaq, the average of the bid and ask prices of any market makers for such security as reported by the OTC Markets or any other similar domestic or foreign exchange. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

(c) "Common Share" means the Common Shares of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.

(d) "Common Share Equivalents" means any securities of the Company that would entitle the holder thereof to acquire at any time Common Shares, including without limitation any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

(e) "Principal Market" means the primary national securities exchange or over the counter market on which the Common Shares are then traded.

(f) "Market Price" means the highest traded price of the Common Shares during the thirty (30) Trading Days prior to the date of the respective Exercise Notice.

(g) "Trading Day" means (i) any day on which the Common Shares are listed or quoted and traded on its Principal Market, (ii) if the Common Shares are not then listed or quoted and traded on any national securities exchange, then a day on which trading occurs on any over-the-counter markets, or (iii) if trading does not occur on the over-the-counter markets, any Business Day.

[*signature page follows*]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set forth above.

BROOKMOUNT EXPLORATIONS, INC.

____
Name: Nicholas Medway
Title: CFO

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered holder to exercise this Common Share Purchase Warrant)

THE UNDERSIGNED holder hereby exercises the right to purchase _______________ of the Common Shares ("Warrant Shares") of **BROOKMOUNT EXPLORATIONS, INC.**, a Nevada corporation (the "Company"), evidenced by the attached copy of the Common Share Purchase Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

   ☐ a cash exercise with respect to _______________ Warrant Shares; or
   ☐ by cashless exercise pursuant to the Warrant.

2. Payment of Exercise Price. If cash exercise is selected above, the holder shall pay the applicable Aggregate Exercise Price in the sum of $_________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder _________________ Warrant Shares in accordance with the terms of the Warrant.

Date: ___________________________

____
(Print Name of Registered Holder)

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ____________________ the right to purchase ______________ Common Shares of **BROOKMOUNT EXPLORATIONS, INC.**, to which the within Common Share Purchase Warrant relates and appoints ____________________, as attorney-in-fact, to transfer said right on the books of Inception Mining, Inc. with full power of substitution and re-substitution in the premises. By accepting such transfer, the transferee has agreed to be bound in all respects by the terms and conditions of the within Warrant.

Dated: ________________

____
(Signature) *

____
(Name)

____
(Address)

____
(Social Security or Tax Identification No.)

* The signature on this Assignment of Warrant must correspond to the name as written upon the face of the Common Share Purchase Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.